_______________

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                _______________

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                         TOUCHTUNES MUSIC CORPORATION
         ------------------------------------------------------------
          (Exact name of the Registrant as specified in its charter)



                  Nevada                       87-0485304
  -------------------------------     ---------------------
     (State or other jurisdiction of    (I.R.S. Employer
     incorporation or organization)       Identification No.)

     1800 E. Sahara
     Suite 107
     Las Vegas, Nevada                               89104
----------------------------------------          ------------
     (Address of Principal Executive Offices)     (Zip Code)


          TouchTunes Music Corporation 2000 Long-Term Incentive Plan
        ---------------------------------------------------------------
                           (Full title of the Plan)


                         TouchTunes Music Corporation
                                1800 E. Sahara
                                   Suite 107
                           Las Vegas, Nevada  89104
               ------------------------------------------------
                    (Name and address of agent for service)


                                (702) 792-7405
         -------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                                   Copy to:

                             John A. Willett, Esq.

                           Christine D. Rogers, Esq.
                                Arnold & Porter
                                399 Park Avenue
                        New York, New York  10022-4690
                             Tel:  (212) 715-1090
                             Fax:  (212) 715-1399

CALCULATION OF REGISTRATION FEE

                         Proposed     Proposed
Title Of                 Maximum      Maximum
Securitites  Amount      Offering     Aggregate      Amount Of
To Be        To Be       Price        Offering       Registration
Registered   Registered  Per Share(1) Price(1)       Fee

-----------  ------------ ------------ -----------   --------------
Class A
Voting
Common
Stock,
$0.001 par   7,000,000   $2.44        $17,080,000    $4,509.12
value
-----------  ------------ ------------ -----------   --------------


1 Estimated solely for the purpose of calculating the registration fee pursuant to Securities Act Rule 457(c), on the basis of the average of the bid and asked price for the Registrant's Class A Voting Common Stock as reported on July 12, 2000, on the OTC Bulletin Board ("OTCBB") which date is within 5 business days prior to the date of the filing of this Registration Statement.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The following documents filed by TouchTunes Music Corporation (the

"Registrant" or the "Corporation") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference as of their respective dates:

          (1) the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999;

          (2)  All other reports filed by the Registrant pursuant to Section

     13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 1999;

          (3) The description of the Registrant's Class A Voting Common Stock (the "Common Stock"), contained in the Registrant's Registration Statement pursuant to Section 12 of the Exchange Act; and


          (4) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all of the Registrant's Common Stock offered hereby have been sold or which withdraws from registration such Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities.

     Not applicable

Item 5.  Interests of Named Experts and Counsel.

     The consolidated balance sheets of the Registrant as of December 31, 1999 and 1998, and the consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 1999, 1998 and 1997 all of which are included in the Corporation's Annual Report on Form 10-KSB for the year ended December 31, 1999 that has been incorporated herein by reference, have been incorporated herein in reliance on the reports of Ernst & Young, LLP, chartered accountants, given on the authority of that firm as experts in accounting and auditing.


     Certain legal matters with respect to the validity of the Common Stock registered hereby have been passed upon for the Registrant by Arnold & Porter, counsel to the Registrant.


Item 6.  Indemnification of Directors and Officers.

     Section 78.7502 of the Nevada General Corporation Law ("NGCL"), permits, under certain circumstances, the indemnification of any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving in a similar capacity for another enterprise at the request of the corporation. To the extent that a director, officer, employee or agent of the corporation has been successful in defending any such proceeding, the NGCL provides that he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.


     With respect to a proceeding by or in the right of the corporation, such person may be indemnified against expenses (including attorneys' fees), actually and reasonably incurred, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. The NGCL provides, however, that indemnification shall not be permitted in such a proceeding if such person is adjudged liable to the corporation unless, and only to the extent that, the court, upon application, determines, that he is entitled to indemnification under the circumstances. With respect to proceedings other than those brought by or in the right of the corporation, notwithstanding the outcome of such a proceeding, such person may be indemnified against judgments, fines, and amounts paid in settlement, as well as expenses (including attorneys' fees), if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reason to believe his or her conduct was unlawful.

     Section 78.7501 of the NGCL provides that except with respect to mandatory indemnification of expenses to successful defendants as described in the preceding paragraphs or pursuant to a court order, the indemnification described in this paragraph may be made only upon a determination in each specific case (1) by the stockholders, or (2) by the board of directors by majority vote of a quorum consisting of directors that are not parties to the proceeding, or (3) if such directors so direct, by independent legal counsel in a written opinion, or (4) if a quorum consisting of directors who were not parties to the proceeding cannot be obtained, by independent legal counsel in a written opinion.

     The NGCL permits a corporation to advance expenses incurred by a proposed indemnitee in advance of final disposition of the proceeding, provided that the indemnitee undertakes to repay such advanced expenses if it is ultimately determined that he is not entitled to indemnification.

     Section 78.7502 of NGCL also permits a corporation to purchase insurance on behalf of an indemnitee against any liability asserted against him in his designated capacity, whether or not the corporation itself would have the authority to indemnify him against such liability.


     The Corporation has adopted provisions in its Second Amended and Restated Articles of Incorporation and Bylaws that provide for indemnification of its officers and directors to the maximum extent permitted under the NGCL.


     The Corporation has also purchased an insurance policy which purports to insure the officers and directors of the Corporation against certain liabilities incurred by them in the discharge of their functions as such officers and directors.

     The foregoing descriptions are general summaries only.  Reference is made to the full text of the Corporation's Second Amended and Restated Articles of Incorporation filed herewith and its Bylaws incorporated herein by reference.

Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.


     The exhibits listed on the Index of Exhibits of this Registration Statement are filed herewith or are incorporated herein by reference to other filings.

Item 9.   Undertakings.


(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");


               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or for the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;


               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
     Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;


     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and


     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Quebec, Country of Canada on

July 17, 2000.

                         TOUCHTUNES MUSIC CORPORATION


                         By:  /s/ TONY MASTRONARDI
                             ----------------------------
                              Name:     Tony Mastronardi

                              Title:    President, Chief Executive Officer
                                        and Director


     POWERS OF ATTORNEY

     Each person whose signature appears below constitutes and appoints each of Tony Mastronardi and Guy Nathan his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all Amendments (including post-effective Amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 17, 2000.


     Signature      Title

/s/ TONY MASTRONARDI
------------------------
Tony Mastronardi
President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ GUY NATHAN

------------------------
Guy Nathan
Senior Vice President, Secretary and Director

------------------------
Tonino Lattanzi
Vice President and Director


/s/ JACQUES BOURQUE
-------------------------
Jacques Bourque
Assistant Secretary and Director

--------------------------
John Margold

Vice President, Sales and Marketing

--------------------------
Linda Komorsky
Vice President, Business Affairs, Music Rights and Licenses

/s/ CHRIS MARCOLEFAS

---------------------------
Chris Marcolefas
Principal Financial Officer

/s/ CHRIS MARCOLEFAS
---------------------------
Chris Marcolefas
Controller

/s/ SOPHIE FOREST
---------------------------

Sophie Forest
Director

---------------------------
Caroline Singleton
Director






INDEX OF EXHIBITS

Exhibit No.    Description of Exhibit


Exhibit 4.1 Second Amended and Restated Articles of Incorporation. Filed herewith.

Exhibit 4.2 Bylaws. Incorporated herein by reference to Exhibit 3(i) of Registrant's Registration Statement on Form SB-2 (File No. 33-
               7006) under the Securities Act.

Exhibit 4.3    TouchTunes Music Corporation 2000 Long-Term Incentive Plan.

               Filed herewith.

Exhibit 5 Opinion of Arnold & Porter with respect to the validity of the Common Stock being registered. Filed herewith.

Exhibit 23.1 Consent of Ernst & Young, LLP, Chartered Accountants. Filed herewith.


Exhibit 23.2   Consent of Arnold & Porter (contained in the opinion filed as
               Exhibit 5 hereto).

Exhibit 24 Powers of Attorney of certain officers and directors of the Corporation (contained on the signature pages of this Registration Statement on Form S-8).





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